INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cafeteria Operators, L.P. on Form S-1 of our report dated March 28, 1996, relating to Cafeteria Operators, L.P. (the Partnership) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Deloitte & Touche LLP
Dallas, Texas
June 27, 1996